Exhibit 10.24

SECOND ADDENDUM TO LEASE AGREEMENT

Between

REED ROAD INDUSTRIAL PARK LLC #1, LANDLORD

And

OCEAN POWER TECHNOLOGIES, INC., TENANT

1.

This Second Addendum to Lease Agreement is executed effective June 1, 2008 and specifically and expressly is incorporated into the Lease Agreement, dated August 30, 2005, and Addendum to Lease Agreement dated January 27, 2006. (The Lease Agreement, Addendum to Lease Agreement and this Second Addendum to Lease Agreement collectively referred to hereinafter as the “Lease”). In the event of any inconsistency or discrepancy, the terms, covenants, conditions and provisions of the within Second Addendum to Lease Agreement shall supersede and prevail over those otherwise set forth in the Lease.

2.

Landlord and Tenant acknowledge and agree that the office space and warehouse space within the Expansion Space has been modified. The Expansion Space now consists of 2,781 square feet of office space and 319 square feet of warehouse space. The requisite inspections have been completed by the Township of Hopewell and a Certificate of Approval has been issued.

3.

Landlord and Tenant further acknowledge and agree that the costs of the modifications to the Expansion Space shall be shared by the parties. Tenant’s share of the costs to date is $58,805.00. Tenant shall pay to Landlord, upon execution of the within Second Addendum to Lease, the full sum of $58,805.00.

4.	Commencing June 1, 2008, the Annual Rental and Additional Rental for the Expansion Space shall be as follows:

ANNUAL RENTAL

Space	Per Square Foot	Annual Rental	Monthly Rental
Office	$15.00	$41,715.00	$3,476.25
Warehouse	$ 6.75	$ 2,153.25	$ 179.44
	TOTAL	$43,868.25	$3,655.69

ADDITIONAL RENTAL

3,100 square feet presently @ $3.36 per square foot = $10,416.00 ($868.00 per month)

(This amount is subject to annual increases based upon actual triple net costs, defined in the Lease as Additional Rental)

Total Monthly Payment of Annual Rental and Additional Rental = $4,523.69

5.	Upon execution of the within Second Addendum, Tenant shall pay to Landlord the sum of $1,155.69, constituting the increase in Rental due for the month of June 2008 and July 2008.
6.	All remaining terms, covenants, conditions and provisions of the Lease and Schedules shall remain in full force and effect.
WITNESS/ATTEST: /s/ Anna Lovero-Force	REED ROAD INDUSTRIAL PARK LLC #1, Landlord By: /s/ John Lovero, Jr. John Lovero, Jr., Managing Member
/s/ Mary P. Mikula	OCEAN POWER TECHNOLOGIES, INC., Tenant By: /s/ Charles F. Dunleavy Charles F. Dunleavy, Vice President-Finance